Sub-Item 77Q1(a)


                                SECOND AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                AIM SERIES TRUST


         THIS SECOND AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF AIM SERIES TRUST (the "Amendment") is entered into as of the _____ day of February, 2000, among C. Derek Anderson, Frank S. Bayley, Robert H. Graham and Ruth H. Quigley, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Series Trust, a Delaware business trust (the "Trust"), entered into as of May 7, 1998, as amended (the "Agreement").

         WHEREAS, Sections 2.3 and 9.7 of the Agreement empower the Trustees without Shareholder action to amend the Agreement in order to change the designations of the Portfolios and the Classes thereof; and

         WHEREAS, the Trustees on November 3, 1999, acting pursuant to Section
9.3 of the Agreement, approved the termination of the Advisor Class of the Portfolio and the conversion of shares of such Advisor Class into shares of Class A of the Portfolio;

         NOW, THEREFORE, the Trustees hereby amend the Agreement as follows:

         1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         2. Schedule A to the Agreement is hereby deleted in its entirety and a new Schedule A to the Agreement is substituted to read in its entirety as follows:

                                  "SCHEDULE A

         AIM Series Trust shall be divided into the following Portfolios, each of which shall have three Classes (Class A, Class B and Class C):

                             AIM Global Trends Fund

Dated: February _____, 2000"

         3. Except for the above change in Schedule A to the Agreement, the Agreement shall in all other respects remain in full force and effect.

         4. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

                                                               Sub-Item 77Q1(a)


         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Second Amendment to Agreement and Declaration of Trust of AIM Series Trust as of the day and year first above written.



-------------------------------                 -------------------------------
C. Derek Anderson, Trustee                      Robert H. Graham, Trustee



-------------------------------                 -------------------------------
Frank S. Bayley, Trustee                        Ruth H. Quigley, Trustee



                        [THIS IS THE SIGNATURE PAGE FOR
           THE SECOND AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                              OF AIM SERIES TRUST]


                                       2